EXHIBIT 10.23.5

THIRTY-SECOND AGREEMENT AMENDING
NEW ENGLAND POWER POOL AGREEMENT


THIS THIRTY-SECOND AGREEMENT, dated as of the 1st day of September, 1995, is entered into by the signatory Participants for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-nine (29) amendments, the most recent of which was dated as of May 1, 1993; as previously proposed to be amended by a thirtieth amendment dated as of June 1, 1993 which has been withdrawn; and as proposed to be amended by a pending thirty-first amendment dated as of July 1, 1995.

WHEREAS, the NEPOOL Review Committee has been reconstituted, in response to a general invitation issued in early 1995 by the NEPOOL Participants, to include representatives of independent power producers ("IPPs"), power marketers, power brokers, utility regulators, environmental groups and others, and the Committee is currently discussing a restructuring of NEPOOL in light of the emerging changes in the electric utility industry;

WHEREAS, the NEPOOL Review Committee's January 1995 Phase One Report concluded as part of the NEPOOL restructuring that "NEPOOL membership should be open to a broad spectrum of entities";

WHEREAS, IPPs are permitted to become Participants under current NEPOOL provisions and the Participants are willing, consistent with the NEPOOL Review Committee's Phase One Report, to amend the NEPOOL Agreement also to permit power marketers and power brokers to become Participants;

     WHEREAS, as an interim step in the restructuring of NEPOOL the Participants are willing to amend the NEPOOL Agreement to permit power marketers and power brokers to become Participants now, even before the completion of the restructuring of NEPOOL, to facilitate their participation in bulk power transactions in New England and more directly in the day-to-day activities of NEPOOL;

     WHEREAS, certain New England utilities that have chosen so far not to become Participants have expressed their interest in amending language to the NEPOOL Agreement in order to make membership in NEPOOL more desirable to them;

     WHEREAS, the amendments proposed herein do not change the voting and governance provisions of the NEPOOL Agreement;

     WHEREAS, representatives of certain of the IPPs and power marketers have expressed in NEPOOL Review Committee discussions (1) the belief that any amendments to the NEPOOL Agreement designed to effect the restructuring of NEPOOL should be preceded by an amendment to the NEPOOL voting and governance structure so that IPPs and power marketers can participate fully and have a separate vote on all restructuring matters placed before the NEPOOL Executive Committee, (2) the concern that the interests of IPPs and power marketers may not be adequately addressed in the restructuring discussions in the NEPOOL Executive Committee during the interim period when the terms of NEPOOL restructuring are being discussed, and (3) the position that the issue of whether and, if so, how to amend the definition of the term "Entity" under
Section 15.14 of the NEPOOL Agreement to include end-users should be addressed and resolved during the NEPOOL restructuring process;

     WHEREAS, during NEPOOL Review Committee discussions, various NEPOOL Participants have expressed (1) their belief that the NEPOOL voting and governance structure (a) should be fair, (b) should take into account the interests of all members and reflect votes that are appropriately weighted in relationship to each member's responsibilities and obligations (i.e. transmission, generation and/or load), and (c) should minimize the opportunities for gridlock, (2) their desire to involve substantively the IPPs, power marketers, power brokers, Federal and state regulators, and any other interested entities in the restructuring effort, but not to impede the operations of NEPOOL during the restructuring process, and (3) the desire first to assure the opportunity for broader membership by all entities transacting business in the wholesale bulk power market in New England before addressing whether and, if so, how to involve end- users in the Pool;

     WHEREAS, in order to address the IPPs' and power marketers' beliefs, concerns, positions, desires, and interests, the Participants have invited IPPs, power marketers, and power brokers that elect to become Participants after this Thirty- Second Agreement is effective to select a common representative to receive notice of all meetings of the NEPOOL Executive Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee and to attend those meetings and act as their common spokesperson at such meetings;

     WHEREAS, those IPPs and power marketers involved in the NEPOOL Review Committee effort which are listed in Attachment 1 to this Thirty-Second Agreement have provided the Participants assurances that these IPPs and power marketers support or do not oppose acceptance of this Thirty-Second Agreement by the Federal Energy Regulatory Commission (the "Commission");

     WHEREAS, in reliance on and subject to the assurances of the IPPs and power marketers described in the preceding paragraph, the Participants, IPPs and power marketers participating in the NEPOOL Review Committee effort have agreed that governance and voting issues relative to IPPs and power marketers are among the priority issues identified in the NEPOOL Review Committee's Phase One Report and that they will continue to use their best efforts to resolve these issues expeditiously through the NEPOOL Review Committee; and

     WHEREAS, Participants, IPPs and power marketers have also agreed that the issue of whether and, if so, how to amend the NEPOOL Agreement to permit membership by those not eligible for NEPOOL membership after this Thirty-Second Agreement becomes effective should be addressed before completion of the NEPOOL restructuring process;

     NOW THEREFORE, the signatory Participants hereby agree as follows:

SECTION 1
AMENDMENTS TO NEPOOL AGREEMENT

     1. The definition of "Entity" in Section 15.14 of the NEPOOL Agreement, as heretofore amended, is amended to read as follows:

     Entity is any person or organization engaged in the electric utility business (the generation and/or transmission and/or distribution of electricity for consumption by the public, or the purchase, as principal or broker, of electric energy and/or capacity for resale at wholesale), whether the United States of America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto. No person or organization shall be deemed to be an Entity if the generation, transmission, or distribution of electricity by such person or organization is primarily conducted to provide electricity for consumption by such person or organization or an affiliated person or organization.

     2. Section 5.15 of the NEPOOL Agreement, as heretofore amended, is amended to re-letter paragraph (h) as paragraph (i) and by inserting the following new paragraph (h) after present paragraph (g):

     (h) The Management Committee shall have the authority, at the time that it acts on an Entity's application pursuant to Section 1.2 to become a Participant, to waive, conditionally or unconditionally, compliance by such Entity with one or more of the obligations imposed by this Agreement if the Committee determines that such compliance would be unnecessary or inappropriate for such Entity and the waiver for such Entity will not impose an additional burden on other Participants.

     3. Section 5.16 of the NEPOOL Agreement, as heretofore amended, is hereby amended to read as follows:

     Each member of the Management Committee or that member's designee shall be entitled to attend any meeting of the Executive Committee, Operations Committee, and Policy planning Committee and shall have a reasonable opportunity to express views on any matter to be acted upon at the meeting.

SECTION II
PARTICIPATION ON NEPOOL COMMITTEES

     The Participants that are the signatories to this Thirty-Second Agreement agree that they will cause their representatives to take action in the NEPOOL Executive Committee, the NEPOOL Operations Committee and the NEPOOL Policy Planning Committee to authorize the IPPs, power marketers and power brokers that become Participants (collectively, such IPPs, power marketers, and power brokers are hereinafter referred to as "non-utility Participants") to designate as a group after this Thirty-Second Agreement becomes effective, a non-voting representative for each of the NEPOOL Executive Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee. The right to designate such representatives to the NEPOOL Executive Committee, NEPOOL Operations Committee, and NEPOOL Policy Planning Committee shall be in addition to, and not in lieu of, such non-utility Participants' rights under the existing provisions of the NEPOOL Agreement to be represented by members on the NEPOOL Operations Committee and NEPOOL Policy Planning Committee. If the non- utility Participants designate a representative for the NEPOOL Executive Committee, NEPOOL Operations Committee or NEPOOL Policy Planning Committee, that representative shall be treated as if he or she were a member of that Committee for purposes of notice of and participation in Committee meetings, but shall not be entitled to vote, and shall not be deemed a member of the Committee for purposes of determining the number of votes required for Committee action.

SECTION III
EFFECTIVENESS OF THE THIRTY-SECOND AGREEMENT

     This Thirty-Second Agreement, and the amendments provided for above, shall become effective on November 15, 1995, or on such other date as the Federal Energy Regulatory Commission shall provide that such amendments shall become effective.

SECTION IV
USAGE OF DEFINED TERMS

     The usage in this Thirty-Second Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

SECTION V
COUNTERPARTS

     This Thirty-Second Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Thirty-Second Agreement may be detached from any counterpart of this Thirty-Second Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Thirty-Second Agreement identical in form thereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of September, 1995.
                           COUNTERPART SIGNATURE PAGE
                       TO THIRTY-SECOND AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT

                          DATED AS OF SEPTEMBER 1, 1995


     The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-nine (29) amendments the most recent of which was dated as of May 1, 1995, and as proposed to be amended by a pending amendment dated as of July 1, 1995



(Participant)


By:
   Name:
   Title:
   Address:

APPENDIX 1


     The following independent power producers and power marketers who are participating in the work of the NEPOOL Review Committee have provided the Participants assurances that they support or do not oppose acceptance of the foregoing Agreement by the Federal Energy Regulatory Commission:

Enron Power Marketing, Inc.
Coastal Electric Services Corp.
North American Energy Conservation, Inc.
KCS Power Marketing, Inc.
Electric Clearing House, Inc.